Exhibit 99.1

FOR IMMEDIATE RELEASE

Cubist Pharmaceuticals Total Net Revenues Top

$200 Million for Third Quarter 2011

Net U.S. CUBICIN® Product Revenues up 21% over 3Q10

Operating Income up 33% over 3Q10

Lexington, Mass., October 19, 2011 — Cubist Pharmaceuticals, Inc. (NASDAQ:  CBST) today announced results for the third quarter ended September 30, 2011.

Third Quarter 2011 Highlights:

•                  Net U.S. Product Revenues of $186.4 million up 21% over the third quarter of 2010

•                  GAAP Basic and Diluted Net Income of $0.40 and $0.33 per share, respectively

•                  Non-GAAP Basic and Diluted Net Income of $1.11 and $0.85 per share, respectively

•                  Raising net U.S. product revenue guidance to a range of between $695 and $700 Million

•                  Raising total net revenue guidance to a range of between $740 and $745 Million

•                  Earnings’ conference call & webcast today (with slides) at 5:00 p.m. ET

Cubist’s total net revenues for the third quarter of 2011 increased 24% to $201.7 million from $162.1 million in the third quarter of 2010. This increase was attributable primarily to Cubist’s net sales of CUBICIN® (daptomycin for injection) in the United States, which increased 21% to $186.4 million in the third quarter of 2011 from $154.5 million in the third quarter of 2010. Cubist’s product revenues from international sales of CUBICIN for the third quarter of 2011 were $9.8 million, an increase of 63% over the third quarter of 2010.

Included in total net revenues for the third quarter of 2011 is $3.0 million of service revenue relating to Cubist’s exclusive agreement to co-promote Optimer Pharmaceuticals’ DIFICID™ (fidaxomicin) in the United States. Optimer’s team is being complemented by Cubist’s existing U.S. hospital sales force and medical affairs team which are already dedicated to the antibiotic space for CUBICIN. Also included in total net revenues for the third quarter of 2011 is $2.5 million of other revenue, which increased 59% over the third quarter of 2010.

Net income for the third quarter of 2011, on a GAAP basis, was $24.2 million, or $0.40 and $0.33 per basic and diluted share, respectively, as compared to $31.2 million, or $0.53 and $0.50 per basic and diluted share, respectively, for the third quarter of 2010. Operating income for the third quarter of 2011, on a GAAP basis, was up 33% to $69.1 million, as compared to $52.1 million for the third quarter of 2010. Cubist’s non-GAAP net income for the third quarter of 2011 was $67.9 million, or $1.11 and $0.85 per basic and diluted share, respectively, which represents an increase of $15.3 million in non-GAAP net income, as compared to the third quarter of 2010. A reconciliation between GAAP and non-GAAP net income is provided in the Condensed Consolidated Statements of Income Non-GAAP table included with this release.

65 Hayden Avenue, Lexington, MA 02421     P 781.860.8660     F 781.861.0566     www.cubist.com

“Our outstanding financial performance in Q3 is another important milestone in the transformational year we are having at Cubist,” said Michael Bonney, President and CEO of Cubist.  “With the strong growth of CUBICIN, net U.S. product revenue grew 21% while the significant leverage in our business model drove 33% growth in operating income.  In addition, we are very pleased with the early progress with DIFICID, and we have been disciplined in our efforts to drive shareholder value by advancing our late-stage clinical pipeline.”

As of September 30, 2011, Cubist had $975.2 million in cash, cash equivalents and investments. The total number of Cubist’s common shares outstanding as of September 30, 2011, was 61,478,185.

Clinical Pipeline Update

•                  CXA-201 — A novel cephalosporin/tazobactam combination product (combination of CXA-101 and tazobactam) being developed for the treatment of infections due to drug-resistant Pseudomonas aeruginosa and other Gram-negative pathogens:

•                  Enrollment has begun in two pivotal global phase 3 trials for complicated urinary tract infections

•                  Enrollment is now open for the first of two pivotal global phase 3 trials for complicated intra-abdominal infections

•                  Remain on track with clinical plan, which, assuming success, will allow for an NDA filing for initial 2 target indications by YE 2013

•                  CB-183,315 — A potent, oral, bactericidal lipopeptide being developed for the treatment of Clostridium difficile-associated diarrhea (CDAD):

•                  Positive Phase 2 data presented at ICAAC in September

•                  Progressing to Phase 3 — Expect to initiate trials in the first half of 2012

Use of Non-GAAP Financial Measures

Non-GAAP net income and non-GAAP net income per share exclude non-operational activities. Cubist uses these measures to assess and analyze its operational results and trends and to make financial and operational decisions. Cubist believes these non-GAAP financial measures are useful to investors because they provide greater transparency regarding Cubist’s operating performance. These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as net income and net income per share, and should not be considered measures of Cubist’s liquidity. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. A reconciliation between non-GAAP financial measures and GAAP financial measures is included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

******************CONFERENCE CALL & WEBCAST INFORMATION**************

WHEN:  Wednesday, October 19, 2011 at 5:00 p.m. EDT

LIVE DOMESTIC & CANADA CALL-IN: 877-407-8289

LIVE INTERNATIONAL CALL-IN:  201-689-8341

24-HOUR REPLAY DOMESTIC & CANADA:  877-660-6853

24-HOUR REPLAY INTERNATIONAL:  201-612-7415

REPLAY PASSCODES (BOTH REQUIRED FOR PLAYBACK):

ACCOUNT #: 351  CONFERENCE ID #: 369326

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT: www.cubist.com

Replay will be available for 30 days at www.cubist.com

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a class of anti-infectives called lipopeptides, and has an agreement with Optimer Pharmaceuticals, Inc. to co-promote DIFICID™ in the U.S. as a treatment of CDAD (Clostridium difficile-associated diarrhea) in adults. The current Cubist clinical development pipeline includes CXA-201, a novel cephalosporin in combination with tazobactam in development for the treatment of certain serious infections caused by multi-drug resistant (MDR) Gram-negative organisms. CXA-201 is in Phase 3 trials for complicated urinary tract infections (cUTI), and Cubist expects to initiate Phase 3 trials with CXA-201 in complicated intra-abdominal infections (cIAI) by the end of 2011. In addition, Phase 3 trials of CXA-201 in hospital acquired (nosocomial) pneumonia are expected to begin in 2012.  Cubist has announced it expects to initiate Phase 3 trials of a novel antibacterial candidate, CB-183,315, for the treatment of CDAD in the first half of 2012. Cubist also is working on several pre-clinical programs being developed to address areas of significant medical needs. These include therapies to treat various serious bacterial infections and acute pain. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

DIFICID is a trademark of Optimer Pharmaceuticals, Inc.

Cubist Safe Harbor Statement

This press release contains forward-looking statements regarding CUBICIN performance and our pipeline programs. There are many factors that could cause actual results to differ materially from those in these forward-looking statements. These factors include the following:  the level of acceptance of CUBICIN by physicians, patients, third-party payors and the medical community; any changes in the current or anticipated market demand or medical need for CUBICIN; any unexpected adverse events related to CUBICIN;  the effectiveness of our sales force and our sales force’s ability to access targeted physicians; competition in the markets in which we and our partners market CUBICIN or in which we may compete if our pipeline candidates gain marketing approval; the ability of our third party manufacturers, including our single source provider of API and two drug product suppliers, to manufacture sufficient quantities of CUBICIN at an acceptable cost to meet global CUBICIN demand following the complex manufacturing processes involved in accordance with Good Manufacturing Practices and other requirements of the regulatory approvals for CUBICIN; our pipeline candidates may not show sufficient therapeutic effect or an acceptable safety profile in Phase 3 clinical trials; our pipeline candidates may not act in the way expected based on prior clinical and pre-clinical trials; clinical trials of our pipeline candidates, or further clinical trials of CUBICIN, may not be successful or initiated or conducted in a timely manner and the timing of initiation and conduct of subsequent trials is dependent on our ability to successfully work with regulatory authorities, including the FDA and EMEA on the design of the trials, among other things, particularly with respect to CXA-201 given the recent FDA draft guidance on the requirements of registrational trials of nosocomial pneumonia; we plan to rely, to a significant extent, on third party clinical research organizations, or CROs, to help us conduct clinical trials, so the success and timing of our clinical trials is dependent our ability to work with such CROs and their performance; the commercial market for the intended uses of our pipeline candidates may not be as large as Cubist anticipates; technical difficulties or excessive costs relating to the manufacture or supply of our pipeline candidates may delay the initiation of clinical trials or impact their commercial viability; we plan to rely, to a significant extent, on third party contract manufacturers and suppliers to manufacture and supply our pipeline candidates on our behalf so our ability to obtain adequate supplies of our pipeline candidates is dependent on our ability to work with such third parties and on their performance; we, and

Astellas Pharma Inc., from which we have licensed the rights underlying CXA-201 and which has an interest in the intellectual property protecting CXA-201, may not be able to maintain and enforce intellectual property to protect our pipeline candidates; whether or not third parties other than Teva Parenteral Medicines, Inc. and its affiliates, with whom we have reached a settlement agreement relating to CUBICIN,  may seek to market generic versions of our products by filing ANDAs with the FDA and the results of any litigation that we file to defend and/or assert our patents against such companies; legislative and policy changes in the United States and other jurisdictions where our products are sold that may affect the ease of getting a new product or a new indication approved; changes in government reimbursement for our or our competitors’ products; and a variety of risks common to our industry, including ongoing regulatory review, public and investment community perception of the industry, legislative or regulatory changes, and our ability to attract and retain talented employees.  Drug development involves a high degree of risk.  Success in pre-clinical trials or early stage clinical trials does not mean that later stage trials will be successful.  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent annual and quarterly reports with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings, which are incorporated in this press release by this reference.

Forward-looking statements speak only as of the date of this release, and Cubist undertakes no obligation to update or revise these statements, except as may be required by law.

Contacts:
INVESTORS:	MEDIA:
Cubist Pharmaceuticals, Inc.	Cubist Pharmaceuticals, Inc.
Eileen C. McIntyre	Francis McLoughlin
Senior Director, Investor Relations	Director, Corporate Communications
(781) 860-8533	(781) 860-8777
eileen.mcintyre@cubist.com	francis.mcloughlin@cubist.com

Tables Follow

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CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	September 30,	December 31,
	2011	2010

ASSETS
Cash, cash equivalents and investments	$975,183	$909,912
Accounts receivable, net	79,863	61,197
Inventory	21,740	23,824
Property and equipment, net	158,294	82,434
Deferred tax assets, net	3,575	16,609
In-process research and development	194,000	194,000
Other assets	130,123	127,181

Total assets	$1,562,778	$1,415,157

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$113,650	$117,011
Deferred tax liabilities, net	72,914	82,833
Deferred revenue	30,399	23,223
Contingent consideration	131,480	86,497
Debt and other long-term liabilities, net	457,173	442,170
Total liabilities	805,616	751,734

Total stockholders’ equity	757,162	663,423

Total liabilities and stockholders’ equity	$1,562,778	$1,415,157

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(in thousands, except share and per share data)

	Three months ended				Nine months ended
	September 30,				September 30,
	2011		2010		2011		2010

Revenues:
U.S. product revenues, net	$186,433		$154,486		$508,724		$444,744
International product revenues	9,778		6,009		25,825		18,983
Service revenues	3,020		—		3,020		8,500
Other revenues	2,467		1,556		3,498		2,426
Total revenues, net	201,698		162,051		541,067		474,653

Costs and expenses:
Cost of product revenues	48,380		37,000		123,933		105,178
Research and development	46,171		36,955		128,458		115,984
Contingent consideration	2,069		1,094		84,983		3,789
Selling, general and administrative	35,949		34,871		114,454		106,503
Total costs and expenses	132,569		109,920		451,828		331,454

Operating income	69,129		52,131		89,239		143,199

Other income (expense), net	(6,813)		(678)		(20,581)		(11,379)

Income before income taxes	62,316		51,453		68,658		131,820

Provision for income taxes	38,081		20,225		42,453		52,045

Net income	$24,235		$31,228		$26,205		$79,775

Basic net income per common share	$0.40		$0.53		$0.43		$1.36
Diluted net income per common share	$0.33	(1)	$0.50	(2)	$0.41	(3)	$1.29	(2)

Shares used in calculating:
Basic net income per common share	61,238,131		59,047,880		60,411,324		58,621,263
Diluted net income per common share	82,528,893		69,780,060		77,834,805		69,312,849

(1) Includes add back of interest expense, debt issuance costs and debt discount amortization on 2.25% notes and 2.50% notes to income, net of tax effect

(2) Includes add back of interest expense, debt issuance costs and debt discount amortization on 2.25% notes to income, net of tax effect

(3) Includes add back of interest expense, debt issuance costs and debt discount amortization on 2.50% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - NON-GAAP

UNAUDITED

(in thousands, except share and per share data)

	Three months ended				Nine months ended
	September 30,				September 30,
	2011		2010		2011		2010

GAAP net income	$24,235		$31,228		$26,205		$79,775

Non-cash stock-based compensation expense	5,475		4,027		13,970		11,938

Non-cash debt discount amortization	4,653		3,622		13,707		10,642

Contingent consideration	2,069		1,094		84,983		3,789

Change in fair value of Auction Rate Securities	—		(2,309)		—		(2,309)

Non-cash tax adjustment	31,448		14,896		20,306		41,561

Non-GAAP proforma net income	$67,880		$52,558		$159,171		$145,396

Non-GAAP basic net income per common share	$1.11		$0.89		$2.63		$2.48
Non-GAAP diluted net income per common share	$0.85	(1)	$0.77	(2)	$2.03	(1)	$2.15	(2)

Shares used in calculating:
Non-GAAP basic net income per common share	61,238,131		59,047,880		60,411,324		58,621,263
Non-GAAP diluted net income per common share	82,528,893		69,780,060		81,384,182		69,312,849

(1) Includes add back of interest expense and debt issuance costs on 2.25% notes and 2.50% notes to income, net of tax effect

(2) Includes add back of interest expense and debt issuance costs on 2.25% notes to income, net of tax effect